UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SomaLogic, Inc.

(Name of Registrant as Specified in its Charter)

Madryn Asset Management, LP

Madryn Health Partners, LP

Madryn Health Partners (Cayman Master), LP

Madryn Health Advisors, LP

Madryn Health Advisors GP, LLC

Madryn Select Opportunities, LP

Madryn Select Advisors, LP

Madryn Select Advisors GP, LLC

Avinash Amin

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On January 4, 2024, Madryn Asset Management, LP (collectively with its affiliates, “Madryn”) issued the following press release. Also on January 4, 2024, Madryn made an update to its website, www.NoSomaLogicMerger.com, a screenshot of which is attached hereto as Exhibit 1 and incorporated herein by reference.

Madryn Asset Management Addresses SomaLogic’s Apparent Failure to Obtain

Requisite Shareholder Support for the Proposed Merger with Standard BioTools

Believes Two Last-Minute Adjournments of Special Meeting Stem From Fellow Shareholders Recognizing the Deal

Consideration Assigns No Value to SomaLogic’s Desirable Assets and Represents a Material Discount to Company’s Cash

Contends Fellow Shareholders Share Concerns About the Combined Entity’s Proforma Capital Structure and

Governance, Which Would Subordinate Them to Conflicted Insiders Like Hedge Fund Manager Eli Casdin

(a Director and Shareholder of Both Companies)

Urges All SomaLogic Shareholders to Oppose the Conflict-Ridden Transaction and Reject the Company’s

Questionable Eleventh-Hour Attempts to Covertly Secure Necessary Votes

NEW YORK—(BUSINESS WIRE)—Madryn Asset Management, LP (collectively with its affiliates, “Madryn” or “we”), a holder of approximately 4.2% of the outstanding common stock of SomaLogic, Inc. (“SomaLogic” or the “Company”) (Nasdaq: SLGC), today issued the below statement regarding today’s multiple adjournments of the Special Meeting of Shareholders (the “Special Meeting”) related to the proposed merger (the “Proposed Merger” or the “Transaction”) with Standard BioTools Inc. (“Standard BioTools”) (Nasdaq: LAB). Additionally, Madryn’s legal counsel sent a letter to members of SomaLogic’s Board of Directors regarding the decision to adjourn the Special Meeting and keep shareholders in the dark while seemingly covert solicitation efforts are carried out.

Avinash Amin, Managing Partner of Madryn Asset Management, stated:

“We appreciate that many of our fellow shareholders have been willing to evaluate Madryn’s facts-based analysis of this conflict-ridden and value-destructive Proposed Merger. Based on the two last-minute adjournments of today’s Special Meeting, it seems that a critical mass of these investors has joined us in sending a loud and clear message by withholding support for the Transaction. From the start of our campaign, we pointed out that the deal consideration assigns no value to SomaLogic’s desirable assets and represents a material discount to the Company’s cash position. We also continually noted that the combined entity’s proforma capital structure and governance would subordinate existing shareholders to conflicted insiders like hedge fund manager Eli Casdin (a director and shareholder of both companies). Rather than continue to consider such an inherently flawed Transaction, we encourage all of our fellow shareholders to focus on SomaLogic’s near-term value catalysts and strong cash runway for the future.

Hopefully SomaLogic’s Board of Directors absorbs the unambiguous message sent by shareholders today. Any shareholder approached by the Company from here on out should be very skeptical about the outreach and what they hear pertaining to the Proposed Transaction. Ideally, the directors would immediately begin engaging with us about viable alternatives to the Transaction. We stand ready and willing to have a productive dialogue.”

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MADRYN URGES SOMALOGIC SHAREHOLDERS TO HOLD FIRM AND OPPOSE THE TRANSACTION

IF YOU HAVE QUESTIONS ABOUT CHANGING YOUR VOTE, CONTACT MADRYN OR OUR FIRM’S PROXY SOLICITOR

***

About Madryn Asset Management

Madryn Asset Management is a leading alternative asset management firm that invests in innovative healthcare companies specializing in unique and transformative products, technologies and services. The firm draws on its extensive and diverse experience spanning the investment management and healthcare industries and employs an independent research process based on original insights to target attractive economic opportunities that deliver strong risk-adjusted and absolute returns for its limited partners while creating long-term value in support of its portfolio companies.

IMPORTANT ADDITIONAL INFORMATION

Madryn Asset Management, LP, Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, Madryn Health Advisors, LP, Madryn Health Advisors GP, LLC, Madryn Select Opportunities, LP, Madryn Select Advisors, LP, Madryn Select Advisors GP, LLC and Avinash Amin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of SomaLogic in connection with the special meeting of stockholders (the “Special Meeting”). On December 18, 2023, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the stockholders of SomaLogic for the Special Meeting. MADRYN STRONGLY ADVISES ALL STOCKHOLDERS OF SOMALOGIC TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN SOMALOGIC, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all SomaLogic stockholders and is, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge upon request. Requests for copies should be directed to Madryn Asset Management, LP.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release are for general information only, and are not intended to provide investment advice. All statements contained in this release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this presentation in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. Madryn disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results.

Contacts

Saratoga Proxy Consulting

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

Longacre Square Partners

Greg Marose / Joe Germani, 646-386-0091

Madryn@LongacreSquare.com

Exhibit 1

Important Materials

NO SOMALOGIC MERGER

About Madryn | Reasons To Vote AGAINST | Important Materials | How To Vote | Contact Us

Important Materials

Jan 4, 2024

BUSINESSWIRE

Jan 3, 2024

BUSINESSWIRE

Im portant M aterials NO SOMALOGIC MERGER A b o u t R easo n s T o Important H o w T o C o n tact M ad ry n V o te A G A IN S T Materials V o te U s Important Materials Madryn Asset Management Addresses SomaLogic’s Apparent Failure to Obtain Requisite Shareholder Support for the Proposed Merger with Standard BioTools Jan 4, 2024 BUSINESSWIRE Proxy Advisory Firm Egan-Jones Recommends SomaLogic Shareholders Vote Against Proposed Merger with Standard BioTools Jan 3, 2024 BUSINESSWIRE